UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
April 17, 2026
Date of Report (Date of earliest event reported)

Apple Inc.
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-36743 (Commission File Number)	94-2404110 (I.R.S. Employer Identification No.)
One Apple Park Way
Cupertino, California 95014
(Address of principal executive offices) (Zip Code)
(408) 996-1010
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AAPL	The Nasdaq Stock Market LLC
1.625% Notes due 2026	—	The Nasdaq Stock Market LLC
2.000% Notes due 2027	—	The Nasdaq Stock Market LLC
1.375% Notes due 2029	—	The Nasdaq Stock Market LLC
3.050% Notes due 2029	—	The Nasdaq Stock Market LLC
0.500% Notes due 2031	—	The Nasdaq Stock Market LLC
3.600% Notes due 2042	—	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Apple Inc. (“Apple”) previously announced its Chief Executive Officer transition plan in its Current Report on Form 8-K filed on April 20, 2026 (the “Original Form 8-K”). This Amendment to the Original Form 8-K (the “Form 8-K/A”) is being filed to disclose John Ternus’ new compensation arrangement in connection with his appointment to the role of CEO, and Tim Cook’s new compensation arrangement in connection with his appointment to the role of Executive Chair of Apple’s Board of Directors (the “Board”), in each case effective as of September 1, 2026 (the “Transition Date”). Other than as set forth in this Form 8-K/A, all information in the Original Form 8-K remains unchanged.

Mr. Ternus’ annual salary was increased to $3 million on the Transition Date. The People and Compensation Committee of the Board also granted a prorated restricted stock unit (“RSU”) award for Mr. Ternus’ period of service as CEO in fiscal 2026 on the Transition Date. The prorated RSU award has a target value of $2.5 million. The People and Compensation Committee also approved an annual equity award for Mr. Ternus with a target value of $55 million to be granted in fiscal 2027. 75% of the equity award will be granted in performance-based RSUs that vest based on Apple’s total shareholder return relative to other companies in the S&P 500, and 25% will be granted in the form of time-based RSUs that vest semiannually in equal installments of 12.5% over four years, consistent with the vesting structure for time-based RSU awards to be granted in fiscal 2027 to Apple’s executive officers.

Mr. Cook’s annual salary will be $2 million, effective on September 26, 2026. The People and Compensation Committee also approved an equity award for Mr. Cook with a target value of $45 million to be granted in fiscal 2027. 50% of the equity award will be granted in performance-based RSUs that vest based on Apple’s total shareholder return relative to other companies in the S&P 500, and 50% will be granted in the form of time-based RSUs that vest semiannually in equal installments of 12.5% over four years. In the event of Mr. Cook’s termination due to retirement on or after the first anniversary of the grant date, Mr. Cook’s equity award will vest, subject to performance for the performance-based RSUs, but will continue to settle on the originally scheduled vesting dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2026	Apple Inc.

	By:	/s/ Jennifer Newstead
Jennifer Newstead
Senior Vice President,
General Counsel and Government Affairs